CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Portfolios of Metropolitan Series Fund, Inc.:

BlackRock Bond Income Portfolio	Neuberger Berman Mid Cap Value Portfolio
BlackRock Diversified Portfolio	MFS Total Return Portfolio
Harris Oakmark Focused Value Portfolio	FI Value Leaders Portfolio
Lehman Brothers Aggregate Bond Index Portfolio	BlackRock Money Market Portfolio
Loomis Sayles Small Cap Portfolio	Davis Venture Value Portfolio
BlackRock Legacy Large Cap Growth Portfolio	Jennison Growth Portfolio
Capital Guardian US Equity Portfolio	BlackRock Aggressive Growth Portfolio
MetLife Stock Index Portfolio	BlackRock Large Cap Value Portfolio
Franklin Templeton Small Cap Growth Portfolio	Morgan Stanley EAFE Index Portfolio
MetLife Conservative Allocation Portfolio	MetLife Moderate Allocation Portfolio
MetLife Conservative to Moderate Allocation Portfolio	FI Large Cap Portfolio
MetLife Moderate to Aggressive Allocation Portfolio	Oppenheimer Global Equity Portfolio
MetLife Aggressive Allocation Portfolio	FI Mid Cap Opportunities Portfolio
MetLife Mid Cap Stock Index Portfolio	BlackRock Strategic Value Portfolio
T.Rowe Price Small Cap Growth Portfolio	Russell 2000 Index Portfolio
T.Rowe Price Large Cap Growth Portfolio	Zenith Equity Portfolio
Western Asset Management U.S. Government Portfolio
Western Asset Management Strategic Bond Opportunities Portfolio
MFS Value Portfolio (formerly known as Harris Oakmark Large Cap Value Portfolio)
Julius Baer International Stock Portfolio (formerly known as FI International Stock Portfolio)
(individually, a “Portfolio” and collectively, the “Portfolios”)

We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 002-80751 on Form N-1A of our reports dated February 21, 2008 and February 28, 2008, relating to the financial statements and financial highlights Metropolitan Series Fund, Inc. , including the Portfolios listed above, appearing in the Annual Report on Form N-CSR of Metropolitan Series Fund, Inc. for the year ended December 31, 2007, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 24, 2008